SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 17, 2001


                             United Financial Corp.
               (Exact Name of Registrant as Specified in Charter)


        Minnesota                     0-28080                  81-0507591
(State of Incorporation)     (Commission File Number)        (IRS Employer
                                                         Identification Number)


                        P.O. Box 2779; 120 1st Ave. North
                           Great Falls, Montana 59403
                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (406) 727-6106

ITEM 4.     CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On August 17, 2001, United Financial Corp. (the "Company") dismissed KPMG LLP as the Company's independent accountants and engaged Moss Adams LLP as its new independent accountants. The decision to change the Company's accounting firm was approved by the Company's Audit Committee of the Board of Directors as empowered by the Board of Directors.

         KPMG LLP reports on the Company's financial statements as of and for the years ended December 31, 2000 and December 31, 1999 contained no adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's last two fiscal years and the subsequent interim period through August 17, 2001, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements. A letter from KPMG LLP is attached as
Exhibit 16.

         On August 17, 2001, the Company engaged the accounting firm Moss Adams LLP. During the years ended December 31, 2000 and 1999, or the subsequent interim period through August 17, 2001, the Company did not consult with Moss Adams LLP regarding: (i) the application of accounting principles to a specified transaction either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was the subject of a disagreement with the Company's former accountant or a reportable event (as contemplated by Item 304 of Regulation S-K).

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

         (a). Not applicable
         (b). Not applicable
         (c). Exhibits

              Exhibit 16. Letter from KPMG LLP dated August 22, 2001, is attached to this report


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      UNITED FINANCIAL CORP.

Dated: August 23, 2001                By: /s/ Kurt R. Weise
       ---------------                ---------------------------------
                                      Kurt R. Weise
                                      Its: President and Chief Executive Officer


INDEX TO EXHIBITS
      Number         Description
      ------         -----------
        16            Letter from KPMG LLP dated August 22, 2001.